Exhibit 10.1
FIRST AMENDMENT TO
AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

This FIRST AMENDMENT TO THE AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (this "Amendment"), dated as of September 28, 2012, is by and among (i) Asian Coast Development (Canada) Ltd., a Canadian corporation (the "Company"), (ii) Harbinger II S.a.r.l., a Luxembourg company, Blue Line ACDL, Inc., a Delaware company, Breakaway ACDL, Inc., a Delaware company, Credit Distressed Blue Line Master Fund, Ltd., a company organized under the laws of the Cayman Islands, Global Opportunities Breakaway Ltd., a company organized under the laws of the Cayman Islands and Harbinger China Dragon Intermediate Fund, L.P., a limited partnership organized under the laws of the Cayman Islands (collectively, “Harbinger”) and (ii) PNK Development 18, LLC, a Delaware limited liability company and PNK Development 31, LLC, a Delaware limited liability company (collectively, “Pinnacle”), and is being entered into in order to amend the Amended and Restated Shareholders Agreement dated as of August 29, 2012, entered into by the Company, Harbinger and Pinnacle (the "Shareholders Agreement"). Capitalized terms used but not otherwise defined in this Amendment shall have the meanings set forth or referenced in the Shareholders Agreement.
RECITALS
WHEREAS, the Company, Harbinger and PNK Development 18, LLC are contemplating entering into an Amended and Restated Subscription Agreement dated as of September 28, 2012 (the “Amended and Restated Subscription Agreement”);
WHEREAS, the Company, Harbinger and Pinnacle wish to amend the Shareholders Agreement in connection with entering into the Amended and Restated Subscription Agreement;
NOW, THEREFORE, in consideration of the mutual premises and covenants set forth herein, the parties hereto agree as follows:
1.Amendment to Section 7.1. The definition of “2012 Subscription Agreement” is hereby amended and is replaced in its entirety with the following:

“2012 Subscription Agreement” means that certain Share Subscription Agreement dated as of August 28, 2012, between the Company, as issuer, and each of the Harbinger and Pinnacle parties thereto, as subscribers, as amended and restated on September 28, 2012, and as the same may be further amended and/or restated from time to time, pursuant to which (a) such Harbinger parties will commit to invest a total of US$44,400,000 in the Company to purchase up to 444,000 Class VI Shares and (b) such Pinnacle parties will commit to invest a total of US$15,600,000 in the Company to purchase up to 156,000 Class VI Shares.”

2.Governing Law; Venue. This Amendment shall be governed by and construed and enforced in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein without regard to any conflict of law principles thereof that would result in the application of the laws of any other jurisdiction. Each of the parties hereto agrees that any action or proceeding arising out of or relating to this Amendment must be instituted in the Courts of the Province of British Columbia, waives any objection which it may have now or later to the venue of that action or proceeding, irrevocably and unconditionally submits to the exclusive jurisdiction of those Courts in that action or proceeding and agrees to be bound by any final judgment of those Courts.

3.Agreement Remains in Effect. The parties agree that the Shareholders Agreement, as amended by this Amendment, remains in full force and effect.

4.Counterparts. This Amendment may be executed by facsimile or other electronic transmission and in as many counterparts as are necessary, each of which shall be deemed to be an original, and shall be binding on each party when each party hereto has signed and delivered one such counterpart. When a counterpart of this Amendment has been executed by each party, all counterparts together shall constitute one agreement.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF the parties, intending to be legally bound, have executed and delivered this Amendment as of the date first referenced above.

ASIAN COAST DEVELOPMENT (CANADA) LTD.	HARBINGER II S.À R.L.
Per: /s/ Lloyd Nathan Name: Lloyd Nathan Title: Chief Executive Officer	Per: /s/ Robin Roger Name: Robin Roger Title: A Manager
Per: /s/ Lorenzo Barcaglioni Name: Lorenzo Barcaglioni Title: B Manager

BLUE LINE ACDL, INC.	BREAKAWAY ACDL, INC.
Per: /s/ Keith M. Hladek Name: Keith M. Hladek Title: Chief Financial Officer Co-Chief Operating Officer	Per: /s/ Keith M. Hladek Name: Keith M. Hladek Title: Chief Financial Officer Co-Chief Operating Officer

HARBINGER CHINA DRAGON INTERMEDIATE FUND, L.P.	CREDIT DISTRESSED BLUE LINE MASTER FUND, LTD.
Per: /s/ Keith M. Hladek Name: Keith M. Hladek Title: Chief Financial Officer Co-Chief Operating Officer	Per: /s/ Keith M. Hladek Name: Keith M. Hladek Title: Chief Financial Officer Co-Chief Operating Officer

GLOBAL OPPORTUNITIES BREAKAWAY LTD.	PNK DEVELOPMENT 18, LLC
Per: /s/ Keith M. Hladek Name: Keith M. Hladek Title: Chief Financial Officer Co-Chief Operating Officer	Per: /s/ Carlos Ruisanchez Name: Carlos Ruisanchez Title: Chief Financial Officer and Treasurer

PNK DEVELOPMENT 31, LLC
Per: /s/ Carlos Ruisanchez Name: Carlos Ruisanchez Title: Treasurer

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